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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Prospectus and Registration Statement (Form S-3) of RSA Security, Inc. for the registration of 7,028,009 shares of its common stock and to the incorporation by reference therein of our report dated July 13, 2001, with respect to the consolidated financial statements of Securant Technologies, Inc. for the year ended December 31, 2000 included in the Form 8-K/A of RSA Security, Inc. filed with the Securities and Exchange Commission on October 16, 2001.



                                                         /s/ Ernst & Young LLP


Palo Alto, California
November 14, 2001